Exhibit 21
                           METRIKA SYSTEMS CORPORATION

                         Subsidiaries of the Registrant

      As of February 23, 2000, Metrika Systems Corporation owned the following companies:

                               NAME                                STATE OR JURISDICTION     PERCENT OF
                                                                      OF INCORPORATION       OWNERSHIP
----------------------------------------------------------------------------------------------------------

Gamma-Metrics Minerals Pty Ltd.                                       South Australia           100
Radiometrie RM GmbH                                                       Germany               100
Radiometrie S.A.                                                           France               100
Gamma-Metrics                                                            California             100
MF Physics Corporation                                                    Delaware              100
Radiometrie Corporation                                                   Delaware              100
  DMC Mess & Regeltechnik GmbH                                            Germany               100
Radiometrie U.S.A., Inc.                                                 California             100
Radiometrie Limited                                                       England               100